      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 4, 1997

                                                   REGISTRATION NO. 333-23991
                                                                    333-23991-01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


        PEOPLES HERITAGE FINANCIAL GROUP, INC.                  PEOPLES HERITAGE CAPITAL TRUST I
(Exact name of Registrant as specified in its charter)       (Exact name of Registrant as specified
                                                                     in its trust agreement)

                        MAINE                                               DELAWARE
          (State or other jurisdiction of                       (State or other jurisdiction of
           incorporation or organization)                        incorporation or organization)

                        6712                                                  6719
           (Primary Standard Industrial                           (Primary Standard Industrial
            Classification Code Number)                            Classification Code Number)

                    01-0437984                                             04-6825779
                (I.R.S. Employer                                        (I.R.S. Employer
               Identification No.)                                     Identification No.)

                               ONE PORTLAND SQUARE
                              PORTLAND, MAINE 04112
                                 (207) 761-8500
  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                                 WILLIAM J. RYAN
                 CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                               ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207) 761-8500
 (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                   COPIES TO:

      GERARD L. HAWKINS, ESQ.                      MITCHELL KLEINMAN, ESQ.
ELIAS, MATZ, TIERNAN & HERRICK L.L.P.                 BROWN & WOOD LLP
       734 15TH STREET, N.W.                       ONE WORLD TRADE CENTER
       WASHINGTON, D.C. 20005                     NEW YORK, NEW YORK 10048


        Approximate Date of Commencement of Proposed Sale to the Public:
  As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 719 of the Maine Business Corporation Act ("MBCA") sets forth certain circumstances under which directors, officers, employees and agents may be indemnified against liability which they may incur in their capacity as such. Indemnification may be provided against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred; provided that no indemnification may be provided with respect to any matter where such person shall have been finally adjudicated (i) not to have acted honestly or in the reasonable belief that such action was in or not opposed to the best interests of the corporation or its shareholders, or (ii) with respect to any criminal action, to have had reasonable cause to believe such conduct was unlawful. A corporation may not indemnify a person with respect to any action or matter by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action was brought determines that, in view of all the circumstances, that person is fairly and reasonably entitled to indemnity for such amounts as the court deems reasonable. To the extent such person has been successful on the merits or otherwise in defense of such action, that person shall be entitled to indemnification. Any indemnification, unless ordered by a court or required in the corporation's bylaws, shall be made only as authorized in the specific case upon a determination by the board of directors that indemnification is proper in the circumstances and in the best interests of the corporation. Expenses incurred in defending an action may be paid by the corporation in advance of the final disposition of that action upon a determination made that the person seeking indemnification satisfied the standard of conduct required for indemnification and receipt by the corporation of a written undertaking by or on behalf of such person to repay that amount if that person is finally adjudicated to not have met such standard or not be entitled to such indemnification. In addition, Section 719 of the MBCA provides that a corporation may purchase and maintain insurance on behalf of directors, officers, employees and agents against liability whether or not the corporation would have the power to indemnify such person against liability under such section. See Title 13-A Maine Revised Statutes Annotated Section 719.

      Article VI of the Bylaws of the Corporation provides that the directors, officers, employees and agents of the Corporation shall be indemnified to the full extent permitted by the MBCA. Such indemnity shall extend to expenses, including attorney's fees, judgments, fines and amounts paid in the settlement, prosecution or defense of the foregoing actions. Directors and officers also may be indemnified pursuant to the terms of various employee benefit plans of the Corporation. In addition, the Corporation carries a liability insurance policy for its directors and officers.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
4.1            Indenture of the Corporation relating to the Junior Subordinated Debentures*
4.2            Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit
               4.1)*
4.3            Certificate of Trust of Peoples Heritage Capital Trust I*
4.4            Amended and Restated Declaration of Trust of Peoples Heritage Capital Trust I*
4.5            Form of New Capital Security Certificate for Peoples Heritage Capital Trust I*
4.6            Form of New Guarantee of the Corporation relating to the New Capital Securities*
4.7            Registration Rights Agreement*
5.1            Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the New Junior
               Subordinated Debentures and the New Guarantee to be issued by the Corporation
5.2            Opinion of Richards, Layton & Finger as to legality of the New Capital Securities to be issued by Peoples Heritage Capital Trust I
8              Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1           Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2           Computation of ratio of earnings to fixed charges (including interest on deposits)*
23.1           Consent of KPMG Peat Marwick LLP*
23.2           Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.1)
23.3           Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24             Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1           Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
               Indenture*
25.2           Form T-1 Statement of Eligibility of The Bank of New York to act as
               trustee under the Declaration of Trust of Peoples Heritage Capital
               Trust I*
25.3           Form T-1 Statement of Eligibility of The Bank of New York under the
               New Guarantee for the benefit of the holders of New Capital
               Securities of Peoples Heritage Capital Trust I*
99.1           Form of Letter of Transmittal*
99.2           Form of Notice of Guaranteed Delivery*

--------
* Previously filed.

ITEM 22. UNDERTAKINGS

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Each of the undersigned Registrants hereby also undertakes:

      (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by a Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Peoples Heritage Financial Group, Inc. certifies that it has reasonable grounds that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine on the 3rd day of April 1997.

                           PEOPLES HERITAGE FINANCIAL GROUP, INC.



                           By:   /s/ William J. Ryan
                                 -----------------------------------------------
                                 William J. Ryan
                                 Chairman, President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each of the directors and/or officers of Peoples Heritage Financial Group, Inc. whose signature appears below hereby appoints William J. Ryan and Peter J. Verrill, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement on Form S-4, making such changes in the Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Peoples Heritage Financial Group, Inc. to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.



/s/ Robert P. Bahre*                           Date:  April 3, 1997
----------------------------------------
Robert P. Bahre
Director



/s/ Everett W. Gray*                           Date:  April 3, 1997
----------------------------------------
Everett W. Gray
Director


/s/ Andrew W. Greene*                          Date:  April 3, 1997
--------------------------------------
Andrew W. Greene
Director


/s/ Katherine M. Greenleaf*                    Date:  April 3, 1997
---------------------------------------
Katherine M. Greenleaf
Director


/s/ Dana S. Levenson*                          Date:  April 3, 1997
----------------------------------------
Dana S. Levenson
Director

/s/ Robert A. Marden, Sr.*                     Date:  April 3, 1997
----------------------------------------
Robert A. Marden, Sr.
Vice Chairman


/s/ Malcolm W. Philbrook, Jr.*                 Date:  April 3, 1997
---------------------------------------
Malcolm W. Philbrook, Jr.
Director


/s/ Pamela P. Plumb*                           Date:  April 3, 1997
-----------------------------------------
Pamela P. Plumb
Vice Chairman


/s/ William J. Ryan                            Date:  April 3, 1997
-------------------------------------------
William J. Ryan
Chairman, President and Chief
 Executive Officer
(principal executive officer)


/s/Curtis M. Scribner*                         Date:  April 3, 1997
------------------------------------------
Curtis M. Scribner
Director


/s/ Paul R. Shea*                              Date:  April 3, 1997
-------------------------------------------
Paul R. Shea
Director


/s/ Davis P. Thurber*                          Date:  April 3, 1997
------------------------------------------
Davis P. Thurber
Director


/s/ John E. Veasey*                            Date:  April 3, 1997
------------------------------------------
John E. Veasey
Director


/s/ Peter J. Verrill*                          Date:  April 3, 1997
---------------------------------------------
Peter J. Verrill
Executive Vice President, Chief Operating
  Officer, Chief Financial Officer and
  Treasurer
  (principal financial and accounting officer)

----------

  *  By William J. Ryan, attorney-in-fact

      Pursuant to the requirements of the Securities Act of 1933, Peoples Heritage Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Maine, on the 3rd day of April 1997.

                                          PEOPLES HERITAGE CAPITAL TRUST I



                                          By:  /s/ William J. Ryan
                                               ---------------------------------
                                                William J. Ryan
                                                Administrative Trustee




                                          By:  /s/ Peter J. Verrill
                                               ---------------------------------
                                                Peter J. Verrill
                                                Administrative Trustee



                                          By:  /s/ Carol L. Mitchell
                                               ---------------------------------
                                                Carol L. Mitchell
                                                Administrative Trustee

                                  EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
4.1            Indenture of the Corporation relating to the Junior Subordinated Debentures*
4.2            Form of Certificate of New Junior Subordinated Debenture (included as Exhibit A to Exhibit
               4.1)*
4.3            Certificate of Trust of Peoples Heritage Capital Trust I*
4.4            Amended and Restated Declaration of Trust of Peoples Heritage Capital Trust I*
4.5            Form of New Capital Security Certificate for Peoples Heritage Capital Trust I*
4.6            Form of New Guarantee of the Corporation relating to the New Capital Securities*
4.7            Registration Rights Agreement*
5.1            Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to legality of the New Junior
               Subordinated Debentures and the New Guarantee to be issued by the Corporation
5.2            Opinion of Richards, Layton & Finger as to legality of the New Capital Securities to be issued by Peoples Heritage Capital Trust I
8              Opinion of Elias, Matz, Tiernan & Herrick L.L.P. as to certain federal income tax matters
12.1           Computation of ratio of earnings to fixed charges (excluding interest on deposits)*
12.2           Computation of ratio of earnings to fixed charges (including interest on deposits)*
23.1           Consent of KPMG Peat Marwick LLP*
23.2           Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included in Exhibit 5.1)
23.3           Consent of Richards, Layton & Finger (included in Exhibit 5.2)
24             Power of Attorney of certain officers and directors of the Corporation (located on the signature page hereto)*
25.1           Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the
               Indenture*
25.2           Form T-1 Statement of Eligibility of The Bank of New York to act as
               trustee under the Declaration of Trust of Peoples Heritage Capital
               Trust I*
25.3           Form T-1 Statement of Eligibility of The Bank of New York under the
               New Guarantee for the benefit of the holders of New Capital
               Securities of Peoples Heritage Capital Trust I*
99.1           Form of Letter of Transmittal*
99.2           Form of Notice of Guaranteed Delivery*

--------
* Previously filed.